EXHIBIT 2








================================================================================






                               EXCHANGE AGREEMENT


                                     Between

                     NEW CENTURY CAPITAL & CONSULTING CORP.

                                       and

                          PANTHER COM ENTERPRISES, INC.






================================================================================






                               Dated May 23, 2001

                                TABLE OF CONTENTS

ARTICLE I             Representations, Covenants, and Warranties of New Century
                      Capital & Consulting Corp.

         Section 1.01      Organization...................................................................1
         Section 1.02      Capitalization.................................................................2
         Section 1.03      Subsidiaries and Predecessor Corporations......................................2
         Section 1.04      Financial Statements and SEC Filings...........................................2
         Section 1.05      Information....................................................................3
         Section 1.06      Options and Warrants...........................................................3
         Section 1.07      Absence of Certain Changes or Events...........................................3
         Section 1.08      Title and Related Matters......................................................4
         Section 1.09      Litigation and Proceedings.....................................................5
         Section 1.10      Contracts......................................................................5
         Section 1.11      Material Contract Defaults.....................................................6
         Section 1.12      No Conflict With Other Instruments.............................................6
         Section 1.13      Governmental Authorizations....................................................6
         Section 1.14      Compliance With Laws and Regulations...........................................6
         Section 1.15      Insurance......................................................................6
         Section 1.16      Approval of Agreement..........................................................6
         Section 1.17      Material Transactions or Affiliations..........................................7
         Section 1.18      Labor Relations................................................................7
         Section 1.19      New Century Capital & Consulting Corp. Schedules...............................7
         Section 1.20      Valid Obligation...............................................................8

ARTICLE II        Representations, Covenants and Warranties of Panther Com
                  Enterprises, Inc.

         Section 2.01      Organization...................................................................9
         Section 2.02      Capitalization.................................................................9
         Section 2.03      Subsidiaries and Predecessor Corporations .....................................9
         Section 2.04      Securities Filings; Financial Statements.......................................9
         Section 2.05      Information....................................................................10
         Section 2.06      Options and Warrants...........................................................10
         Section 2.07      Absence of Certain Changes or Events...........................................10
         Section 2.08      Title and Related Matters......................................................11
         Section 2.09      Litigation and Proceedings.....................................................12
         Section 2.10      Contracts......................................................................12
         Section 2.11      Material Contract Defaults.....................................................13
         Section 2.12      No Conflict With Other Instruments.............................................13
         Section 2.13      Governmental Authorizations....................................................13
         Section 2.14      Compliance With Laws and Regulations...........................................13
         Section 2.15      Insurance......................................................................13
         Section 2.16      Approval of Agreement..........................................................13
         Section 2.17      Continuity of Business Enterprises.............................................13
         Section 2.18      Material Transactions or Affiliations..........................................13


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


         Section 2.19      Labor Relations................................................................14
         Section 2.20      Panther Com Enterprises, Inc. Schedules........................................14
         Section 2.21      Bank Accounts; Power of Attorney...............................................15
         Section 2.22      Valid Obligation...............................................................15

ARTICLE III                Plan of Exchange

         Section 3.01      The Exchange...................................................................16
         Section 3.02      Anti-Dilution..................................................................16
         Section 3.03      Closing........................................................................16
         Section 3.04      Closing Events.................................................................16
         Section 3.05      Termination....................................................................16

ARTICLE IV                 Special Covenants

         Section 4.01      Access to Properties and Records...............................................18
         Section 4.02      Delivery of Books and Records..................................................19
         Section 4.03      Third Party Consents and Certificates..........................................18
         Section 4.04      Preferred Stock Conversion.....................................................19
         Section 4.05      Designation of Directors and Officers..........................................19
         Section 4.06      Exclusive Dealing Rights.......................................................19
         Section 4.07      Actions Prior to Closing.......................................................20
         Section 4.08      Sales Under Rule 144 or 145, If Applicable.....................................21
         Section 4.09      Indemnification................................................................22

ARTICLE V                  Conditions Precedent to Obligations of New Century
                           Capital & Consulting Corp.

         Section 5.01      Accuracy of Representations and Performance of Covenants.......................22
         Section 5.02      Officer's Certificates.........................................................23
         Section 5.03      No Material Adverse Change.....................................................23
         Section 5.04      Good Standing..................................................................23
         Section 5.05      Approval by Panther Shareholders...............................................23
         Section 5.06      No Governmental Prohibitions...................................................23
         Section 5.07      Consents.......................................................................23
         Section 5.08      Other Items....................................................................23

ARTICLE VI                 Conditions Precedent to Obligations of Panther Com
                           Enterprises, Inc. and the Panther Shareholders

         Section 6.01      Accuracy of Representations and Performance of Covenants.......................24
         Section 6.02      Officer's Certificate..........................................................24
         Section 6.03      No Material Adverse Change.....................................................24
         Section 6.04      Good Standing..................................................................24
         Section 6.05      No Governmental Prohibition....................................................25
         Section 6.06      Consents.......................................................................25
         Section 6.07      Other Items....................................................................25


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ARTICLE VII                Miscellaneous

         Section 7.01      Brokers........................................................................25
         Section 7.02      Governing Law..................................................................25
         Section 7.03      Notices........................................................................25
         Section 7.04      Attorney's Fees................................................................26
         Section 7.05      Confidentiality................................................................26
         Section 7.06      Public Announcements and Filings...............................................26
         Section 7.07      Schedules; Knowledge...........................................................27
         Section 7.08      Third Party Beneficiaries......................................................27
         Section 7.09      Expenses.......................................................................27
         Section 7.10      Entire Agreement...............................................................27
         Section 7.11      Survival; Termination..........................................................27
         Section 7.12      Counterparts...................................................................27
         Section 7.13      Amendment or Waiver............................................................27
         Section 7.14      Best Efforts...................................................................27


                                                                     EXHIBIT


                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 23rd day of May, 2001, by and between New Century Capital & Consulting Corp, a Florida corporation (hereinafter referred to as "New Century"), and Panther Com Enterprises, Inc., a Florida corporation (hereinafter referred to as "Panther"), upon the following premises:

                                    Premises
                                    --------

         WHEREAS, Panther is a privately held corporation organized under the laws of the State of Florida;

         WHEREAS, New Century is a publicly held corporation organized under the laws of the State of Florida;

         WHEREAS, management of the constituent corporations entered into discussions pursuant to which New Century has agreed in principle to acquire 100% of the issued and outstanding stock of Panther in exchange for the issuance of certain shares of New Century (the "Exchange") and Panther has agreed to use its best efforts to cause the holders of Panther Common Stock (the "Panther Common Shareholders") to exchange their securities of Panther on the terms described herein; and

         WHEREAS, Panther and New Century desire to set forth the terms of the Exchange.

                                    Agreement
                                    ---------

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NEW CENTURY

         As an inducement to, and to obtain the reliance of Panther, except as set forth on the New Century Schedules (as hereinafter defined), New Century represents and warrants as follows:

         Section 1.01 Organization. New Century is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the New Century Schedules are complete and correct copies of the articles of incorporation, and bylaws of New Century as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of New Century's articles of incorporation or bylaws. New Century has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. New Century has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

         Section 1.02 Capitalization. The authorized capitalization of New Century consists of (a) 25,000,000 shares of common stock, $0.001 par value (the "Common Stock"), of which 2,500,000 shares were currently issued and outstanding as of May 22, 2001, and a current list of shareholders as of May 22, 2001 shall be attached as Schedule 1.02(a), and (b) 5,000,000 shares of Preferred Stock, $0.001 par value, of which no shares (the "Preferred Stock") are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03 Subsidiaries and Predecessor Corporations. New Century does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "New Century" also includes those subsidiaries, if any, set forth on Schedule 1.03.

         Section 1.04      Financial Statements and SEC Filings.
                           ------------------------------------

                  (a) Included in the New Century Schedules are the audited balance sheet of New Century as of December 31, 2000, and the related audited statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 2000, together with the notes to such statements and the opinion of Salberg & Company, P.A., independent certified public accountants, with respect thereto.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The New Century balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of New Century. New Century did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of New Century in accordance with generally accepted accounting principles.




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


                  (c) New Century has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) New Century has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of New Century are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of New Century's assets are reflected on its financial statements, and, except as set forth in the New Century Schedules or the financial statements of New Century or the notes thereto, New Century has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

                  (g) New Century filed its Annual Report on Form 10-K on March 29, 2001. New Century has filed all reports (the "SEC Reports") required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") through fiscal December 31, 2000, and has heretofore delivered to Panther, in the form filed with the Commission, (i) all quarterly and annual reports on Forms 10-QSB and 10-KSB filed in the past year, (iii) all comment letters from the SEC with respect to the SEC Reports. The SEC Reports (i) were prepared in accordance with the requirements of the Exchange Act or the Securities Act of 1933 (the "Securities Act"), as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 1.05 Information. The information concerning New Century set forth in this Agreement and in the New Century Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, New Century has fully disclosed in writing to Panther (through this Agreement or the New Century Schedules) all information relating to matters involving New Century or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of New Century or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on New Century, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.


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         Section 1.06 Options or Warrants. Except as set forth in Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued New Century common stock, except options, warrants, calls or commitments, if any, to which New Century is not a party and by which it is not bound.

         Section 1.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the New Century Schedules, since May 15, 2001:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of New Century or (ii) any damage, destruction, or loss to New Century (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of New Century;

                  (b) New Century has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of New Century; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) New Century has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent New Century balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of New Century; or (v) issued, delivered, or agreed to



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



         issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) to the best knowledge of New Century, New Century has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of New Century.

         Section 1.08 Title and Related Matters. New Century has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent New Century balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the New Century Schedules. Except as set forth in the New Century Schedules, New Century owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with New Century's business. Except as set forth in the New Century Schedules, no third party has any right to, and New Century has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of New Century or any material portion of its properties, assets, or rights.

         Section 1.09 Litigation and Proceedings. Except as set forth in the New Century Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of New Century after reasonable investigation, threatened by or against New Century and its affiliates or affecting New Century or its affiliates or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. New Century does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

          Section 1.10     Contracts.

                  (a) Except as included or described in the New Century Schedules, there are no "material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which New Century is a party or by which it


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


         or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least $10,000);

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which New Century is a party or by which its properties are bound and which are material to the operations of New Century taken as a whole are valid and enforceable by New Century in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) New Century is not a party to or bound by, and the properties of New Century are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of New Century; and

                  (d) Except as included or described in the New Century Schedules or reflected in the most recent New Century balance sheet, New Century is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which New Century is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $25,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of New Century.

         Section 1.11 Material Contract Defaults. New Century is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of New Century and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which New Century has not taken adequate steps to prevent such a default from occurring.

         Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which New Century is a party or to which any of its properties or operations are subject.

         Section 1.13 Governmental Authorizations. Except as set forth in the New Century Schedules, New Century has all licenses, franchises, permits, and other


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governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by New Century of this Agreement and the consummation by New Century of the transactions contemplated hereby.

         Section 1.14 Compliance With Laws and Regulations. Except as set forth in the New Century Schedules, to the best of its knowledge New Century has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of New Century or except to the extent that noncompliance would not result in the occurrence of any material liability for New Century.

         Section 1.15 Insurance. All of the properties of New Century are fully insured for their full replacement cost.

         Section 1.16 Approval of Agreement. The board of directors of New Century has authorized the execution and delivery of this Agreement by New Century and has approved this Agreement and the transactions contemplated hereby, and will recommend to the New Century Shareholders that the Exchange be accepted by them.

         Section 1.17 Material Transactions or Affiliations. Set forth in the New Century Schedules is a description of every contract, agreement, or arrangement between New Century and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by New Century to own beneficially, 5% or more of the issued and outstanding common stock of New Century and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. Except as disclosed in the New Century Schedules or otherwise disclosed herein, no officer, director, or 5% shareholder of New Century has, or has had since inception of New Century, any known interest, direct or indirect, in any transaction with New Century which was material to the business of New Century. There are no commitments by New Century, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.18 Labor Relations. New Century has not had work stoppage resulting from labor problems. To the knowledge of New Century, no union or other collective bargaining organization is organizing or attempting to organize any employee of New Century.

         Section 1.19 New Century Schedules. New Century has delivered to Panther the following schedules, which are collectively referred to as the "New Century Schedules" and which consist of separate schedules dated as of the date of execution of this


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Agreement, all certified by the chief executive officer of New Century as complete, true, and correct as of the date of this Agreement in all material respects:

                  (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of New Century in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of New Century identified in paragraph 1.04(a);

                  (c) a Schedule 1.19(c) containing a list indicating the name and address of each shareholder of record as of May 15, 2001 of New Century together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by New Century, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which New Century carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of New Century);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of New Century as of May 15, 2001, or thereafter other than in the ordinary course of business of New Century, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of New Century as of May 15, 2001, or that arose thereafter other than in the ordinary course of the business of New Century, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by New Century respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of New Century since December 31, 2000, required to be provided pursuant to section 1.07 hereof; and


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                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the New Century Schedules by Sections 1.01 through 1.18.

         New Century shall cause the New Century Schedules and the instruments and data delivered to Panther hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by New Century. New Century shall have until May 22, 2001 to provide such schedules. If New Century cannot or fails to do so, or if Panther acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Panther may terminate this Agreement by giving written notice to New Century within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Panther may consider a disclosure in the New Century Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

         Section 1.20 Valid Obligation. This Agreement and all agreements and other documents executed by New Century in connection herewith constitute the valid and binding obligation of New Century, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE II

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PANTHER

         As an inducement to, and to obtain the reliance of New Century and the New Century Shareholders, except as set forth in the Panther Schedules (as hereinafter defined), Panther represents and warrants as follows:

         Section 2.01 Organization. Panther is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Panther Schedules are complete and correct copies of the certificate of incorporation and bylaws of Panther as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Panther's certificate of incorporation or bylaws. Panther has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Panther has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02 Capitalization. Panther's authorized capitalization consists of 1000 shares of common stock, par value $1.00 of which 1,000 shares are issued and outstanding (the "Original Panther Shares"). Following consummation of the transactions contemplated hereby, including the issuance of shares pursuant to the Exchange, Panther will have no more than 1,000 shares of common stock outstanding, including shares issuable pursuant to the exercise of outstanding warrants and options. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03 Subsidiaries and Predecessor Corporations. Panther does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Panther" also includes those subsidiaries, if any, set forth on Schedule 2.03.

         Section 2.04      Financial Statements

                  (a) Included in the Panther Schedules are the unaudited balance sheet of Panther as of March 31, 2001, and the related unaudited statements of operations, stockholders' equity and cash flows for the fiscal year ended December 31, 2000, together with the notes to such statements.

                  (b) All such financial statements have been prepared in accordance with generally accepted accounting principles. The Panther balance sheets present a true and fair view as of the dates of such balance sheets of the financial condition of Panther. Panther did not have, as of the dates of such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Panther in accordance with generally accepted accounting principles.

                  (c) Panther has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

                  (d) Panther has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

                  (e) The books and records, financial and otherwise, of Panther are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (f) All of Panther's assets are reflected on its financial statements, and, except as set forth in the Panther Schedules or the financial statements of Panther or the notes thereto, Panther has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

         Section 2.05 Information. The information concerning Panther set forth in this Agreement and the Panther Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Panther has fully disclosed in writing to New Century (through this Agreement or the Panther Schedules) all information relating to matters involving Panther or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Panther or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Panther, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Panther.

         Section 2.07 Absence of Certain Changes or Events. Except as set forth herein or permitted in writing by New Century, since the date of the most recent Panther balance sheet:

                  (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Panther or
         (ii) any damage, destruction or loss to Panther (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Panther;

                  (b) Panther has not (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Panther; (iv) made any material change in its method of management, operation, or accounting;
         (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

                  (c) Panther has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Panther balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby;
         (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Panther; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

                  (d) to the best knowledge of Panther, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Panther.

         Section 2.08 Title and Related Matters. Panther has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Panther balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Panther Schedules. Except as set forth in the Panther Schedules, Panther owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Panther's business. Except as set forth in the Panther Schedules, no third party has any right to, and Panther has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Panther or any material portion of its properties, assets, or rights.

         Section 2.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge Panther after reasonable investigation, threatened by or against Panther or affecting Panther or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. Panther has no knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10      Contracts.

                  (a) Panther is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral, except as disclosed in Schedule 2.10.

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Panther is a party or by which its properties are bound and which are material to the operations of Panther taken as a whole are valid and enforceable by Panther in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Panther is not a party to or bound by, and the properties of Panther are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Panther; and

                  (d) Except as included or described in the Panther Schedules or reflected in the most recent Panther balance sheet, Panther is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days, or less notice;
         (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which Panther is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Panther.

         Section 2.11 Material Contract Defaults. Panther is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Panther and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Panther has not taken adequate steps to prevent such a default from occurring.

         Section 2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Panther is a party or to which any of its assets or operations are subject.

         Section 2.13 Governmental Authorizations. Panther has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Panther of this Agreement and the consummation by Panther of the transactions contemplated hereby.

         Section 2.14 Compliance With Laws and Regulations. To the best of its knowledge, Panther has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Panther or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15 Insurance. All of the properties of Panther are fully insured for their full replacement cost.

         Section 2.16 Approval of Agreement. The board of directors of Panther has authorized the execution and delivery of this Agreement by Panther. No approval of the shareholders of Panther is required to carry out the transactions contemplated by this Agreement.

         Section 2.17 Continuity of Business Enterprises. Panther has no commitment or present intention to liquidate Panther or sell or otherwise dispose of a material portion of

Panther's business or assets following the consummation of the transactions contemplated hereby.

         Section 2.18 Material Transactions or Affiliations. Except as disclosed herein and in the Panther Schedules, there exists no contract, agreement or arrangement between Panther and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Panther to own beneficially, 5% or more of the issued and outstanding common stock of Panther and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of Panther has, or has had since inception of Panther, any known interest, direct or indirect, in any such transaction with Panther which was material to the business of Panther. Panther has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19 Labor Relations. Panther has not had work stoppage resulting from labor problems. To the knowledge of Panther, no union or other collective bargaining organization is organizing or attempting to organize any employee of Panther.

         Section 2.20 Panther Schedules. Panther has delivered to New Century the following schedules, which are collectively referred to as the "Panther Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Panther to be complete, true, and accurate in all material respects as of the date of this
Agreement:

                  (a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Panther as in effect as of the date of this Agreement;

                  (b) a schedule containing the financial statements of Panther identified in paragraph 2.04(b);

                  (c) a Schedule 2.20(c) containing a list indicating the name and address of each shareholder of Panther together with the number of shares owned by him, her or it;

                  (d) a schedule containing a description of all real property owned by Panther, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

                  (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Panther carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Panther);

                  (f) a schedule listing the accounts receivable and notes and other obligations receivable of Panther as of March 31, 2001, or thereafter other than in the ordinary course of business of Panther, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

                  (g) a schedule listing the accounts payable and notes and other obligations payable of Panther as of March 31, 2001, or that arose thereafter other than in the ordinary course of the business of Panther, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by Panther respecting such obligations;

                  (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Panther since March 31, 2001, required to be provided pursuant to section 2.07 hereof; and

                  (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Panther Schedules by Sections 2.01 through 2.19.

         Panther shall cause the Panther Schedules and the instruments and data delivered to New Century hereunder to be promptly updated after the date hereof up to and including the Closing Date.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Panther. Panther shall have until May 22, 2001 to provide such schedules. If Panther cannot or fails to do so, or if New Century acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, New Century may terminate this Agreement by giving written notice to Panther within one (1) day after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, New Century may consider a disclosure in the Panther Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements listed in Section 2.04(b), taken as a whole.

         Section 2.21 Bank Accounts; Power of Attorney. Set forth in Schedule
2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Panther within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Panther, (b) all safe deposit boxes and other similar custodial arrangements maintained by Panther within the past twelve (12) months, and (c) the names of all persons holding powers of attorney from Panther or who are otherwise authorized to act on behalf of

Panther with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 2.22 Valid Obligation. This Agreement and all agreements and other documents executed by Panther in connection herewith constitute the valid and binding obligation of Panther, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE III

                                PLAN OF EXCHANGE

         Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each Panther Common Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Common Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Panther set forth on Schedule 2.20(c) attached hereto, in the aggregate constituting 100% of the issued and outstanding shares of common stock of Panther held by each of such shareholders; the objective of such Exchange being the acquisition by New Century of 100% of the issued and outstanding common stock of Panther. In exchange for the transfer of such securities by the Panther Shareholders, New Century shall issue to the Panther Shareholders in the aggregate Seven Million Five Hundred Thousand (7,500,000) shares of New Century Common Stock for 100% of the common stock of Panther (the "Common Exchange Shares") with the number of Common Exchange Shares issued to each Panther Common Shareholder listed on Schedule 2.20(c). At the Closing, each Panther Common Shareholders shall, on surrender of the certificate or certificates representing such Panther shares to New Century or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing the respective Common Exchange Shares. Upon consummation of the transaction contemplated herein all of the shares of common stock of Panther shall be held by New Century.

         Section 3.02 Anti-Dilution. The number of shares of New Century common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the New Century common stock which may occur between the date of the execution of this Agreement and the Closing Date.

         Section 3.03 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than May 31, 2001, subject to the right of Panther or New Century to extend such Closing Date by up to an additional thirty (30) days. Such Closing shall take place at a mutually agreeable time and place.

         Section 3.04 Closing Events. At the Closing, Panther, New Century and each of the New Century Common Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

         Section 3.05      Termination.

                  (a) This Agreement may be terminated by the board of directors of either Panther or New Century at any time prior to the Closing Date if:

                           (i) there shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

                           (ii) any of the transactions contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

         In the event of termination pursuant to this paragraph (a) of Section 3.05, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

                  (b) This Agreement may be terminated by the board of directors of Panther at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of New Century in the assets, properties, business, or financial condition of New Century, which could have a materially adverse effect on the financial statements of New Century listed in Section 1.04(a) taken as a whole, except any changes disclosed in the New Century Schedules;

                           (ii) the board of directors of Panther determines in
                  good faith that one or more of Panther's conditions to Closing has not occurred, through no fault of Panther.

                           (iii) Panther takes the termination action specified
                  in Section 1.18 as a result of New Century Schedules or updates thereto which Panther finds unacceptable;

                           (iv) on or before May 22, 2001, Panther notifies New
                  Century that Panther's investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 1.19; or

                           (v) New Century shall fail to comply in any material
                  respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of New Century contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (b) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that New Century shall bear its own costs as well as the reasonable costs of Panther in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

                  (c) This Agreement may be terminated by the boards of directors of New Century or Panther at any time prior to the Closing Date if:

                           (i) there shall have been any change after the date
                  of the latest balance sheet of Panther or New Century in the assets, properties, business or financial condition of Panther or New Century, which could have a material adverse effect on the financial statements of Panther or New Century listed in
                  Section 2.04(b) taken as a whole, except any changes disclosed in the Panther or New Century Schedules;

                           (ii) the board of directors of either New Century or
                  Panther determines in good faith that one or more of conditions to Closing has not occurred, through no fault of New Century or Panther;

                           (iii) New Century takes the termination action
                  specified in Section 2.20 as a result of Panther Schedules or updates thereto which New Century finds unacceptable;

                           (iv) on or before May 22, 2001, New Century notifies
                  Panther that New Century's investigation pursuant to Section
                  4.01 below has uncovered information which it finds unacceptable by the same criteria set forth in Section 2.20; or

                           (v) Panther or New Century shall fail to comply in
                  any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Panther or New Century contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

         If this Agreement is terminated pursuant to this paragraph (c) of
         Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Panther shall bear its own costs.

                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.01 Access to Properties and Records. Panther and New Century will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Panther or New Century, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Panther or New Century, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

         Section 4.02 Delivery of Books and Records. At the Closing, New Century shall deliver to Panther the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of New Century now in the possession of New Century or its representatives.

         Section 4.03 Third Party Consents and Certificates. Panther and New Century agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         Section 4.04   Preferred Stock Conversion. Not Applicable.

         Section 4.05 Designation of Directors and Officers. On or before the Closing Date, New Century shall secure the resignations of all current officers and directors of New Century and shall appoint such officers and directors as Panther shall designate.

         Section 4.06 Exclusive Dealing Rights. Until 5:00 PM Eastern Time on July 1, 2001:

                  (a) In recognition of the substantial time and effort which New Century has spent and will continue to spend in investigating Panther and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Panther, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than New Century and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Panther) or similar transactions involving Panther (all such transactions being referred to as "Panther Acquisition Transactions"). If Panther receives any proposal with respect to a Panther Acquisition Transaction, it will immediately communicate to New Century the fact that it has received such proposal and the principal terms thereof.

                  (b) In recognition of the substantial time and effort which Panther has spent and will continue to spend in investigating New Century and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither New Century, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Panther and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of New Century) or similar transactions involving New Century (all such transactions being referred to as "New Century Acquisition Transactions"). If New Century receives any proposal with respect to a New Century Acquisition Transaction, it will immediately communicate to Panther the fact that it has received such proposal and the principal terms thereof.

         Section 4.07  Actions Prior to Closing.

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Panther Schedules or New Century Schedules or as permitted or contemplated by this Agreement, Panther (subject to paragraph (d) below) and New Century respectively, will each:

                           (i) carry on its business in substantially the same
                  manner as it has heretofore;

                           (ii) maintain and keep its properties in states of
                  good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                           (iii) maintain in full force and effect insurance
                  comparable in amount and in scope of coverage to that now maintained by it;

                           (iv) perform in all material respects all of its
                  obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (v) use its best efforts to maintain and preserve its
                  business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                           (vi) fully comply with and perform in all material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement until the Closing Date and except as permitted or contemplated by this Agreement, neither Panther nor New Century will:

                           (i)  make any changes in their articles or
                  certificate of incorporation or bylaws;

                           (ii) take any action described in Section 1.07 in the
                  case of New Century, or in Section 2.07, in the case of Panther (all except as permitted therein or as disclosed in the applicable party's schedules);

                           (iii) enter into or amend any contract, agreement, or
                  other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

                           (iv) sell any assets or discontinue any operations,
                  sell any shares of capital stock (other than as contemplated herein) or conduct any similar transactions other than in the ordinary course of business.

                  (c) Any other provision of this Agreement notwithstanding, on or prior to the Closing Date, New Century shall be permitted, in its sole discretion, to (i) enter into leases and other agreements in the ordinary course of business and (ii) change its banking affiliation, including any bank with which it has established a line of credit.

                  (d) In light of the fact that New Century's shareholders will control Panther as a result of the Exchange, from and after the date of this Agreement until the Closing Date, Panther shall take no action which is material to its business without the prior written approval of New Century, which New Century may give or withhold in its sole discretion after consultation with Panther.

         Section 4.08    Sales Under Rule 144 or 145,If Applicable.

                  (a) New Century will use its best efforts to at all times comply with the reporting requirements of the Exchange Act, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) Upon being informed in writing by any such person holding restricted stock of New Century that such person intends to sell any shares under Rule 144, Rule 145 or Regulation S promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), New Century will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144, 145 or Regulation S, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

                  (c) If any certificate representing any such restricted stock is presented to New Century's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, 145 or Regulation S, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to New Century and its counsel that the stock transfer has complied with the requirements of Rule 144, 145 or Regulation S, as the case may be, Panther will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, 145 or Regulation S, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section
         4.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

         Section 4.09   Indemnification.

                  (a) New Century hereby agrees to indemnify Panther and each of the officers, agents and directors of Panther as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                  (b) Panther hereby agrees to indemnify New Century and each of the officers, agents, and directors of New Century and each of the New Century Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.


                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF NEW CENTURY.

         The obligations of New Century under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Panther in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Panther shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Panther prior to or at the Closing. New Century shall be furnished with a certificate, signed by a duly authorized executive officer of Panther and dated the Closing Date, to the foregoing effect.

         Section 5.02 Officer's Certificate. New Century shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Panther to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Panther, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Panther Schedules, by or against Panther, which might result in any material adverse change in any of the assets, properties, business, or operations of Panther.

         Section 5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of Panther nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04 Good Standing. New Century shall have received a certificate of good standing from the State of Florida, dated as of a date within ten days prior to the Closing Date certifying that Panther is in good standing as a corporation in the State of Florida.

         Section 5.05 Approval by Panther Shareholders. The Exchange shall have been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than eighty percent (80%) of the outstanding common stock of Panther, unless a lesser number is agreed to by New Century.

         Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Panther and New Century after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08      Other Items.

                  (a) New Century shall have received a list of Panther's shareholders containing the name, address, and number of shares held by each Panther shareholder and shareholder of any subsidiary which is not wholly owned as of the date of Closing, certified by an executive officer of Panther as being true, complete and accurate; and

                  (b) New Century shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as New Century may reasonably request.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PANTHER
                          AND THE PANTHER SHAREHOLDERS

         The obligations of Panther and the Panther Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by New Century in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, New Century shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by New Century and shall have satisfied the conditions described below prior to or at the Closing:

                  (a) Immediately prior to the Closing, New Century shall have no more than an aggregate of 2,500,000 shares of common stock issued and outstanding or issuable pursuant to outstanding warrants and options.

                  (b) All required applications and filings with governmental and regulatory agencies shall have been made and all necessary governmental and regulatory approvals shall have been obtained.

Panther shall have been furnished with certificates, signed by duly authorized executive officers of Panther and dated the Closing Date, to the foregoing effect.

         Section 6.02 Officer's Certificate. Panther shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Panther, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Panther threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Panther Schedules, by or against Panther, which might result in any material adverse change in any of the assets, properties or operations of Panther.

         Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Panther nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04 Good Standing. Panther shall have received a certificate of good standing from the Secretary of State of the State of Florida or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that New Century is in good standing as a corporation in the State of Florida and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Panther and New Century after the Closing Date on the basis as presently operated shall have been obtained.

         Section 6.07 Other Items. Panther shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Panther may reasonably request.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Brokers. Panther and New Century agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Panther and New Century each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, and (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the United States District Court in Fort Lauderdale, Florida and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

       If to Panther, to:                Panther Com Enterprises, Inc.
                                         15386 SW 153 Street
                                         Miami FL 33187
                                         Attn: Manuel Sanchez

       If to New Century, to:            New Century Capital & Consulting Corp.
                                         2505 NW Boca Raton Blvd
                                         Suite 1A
                                         Boca Raton, FL 33431
                                         Attn: Mark Colacurcio

       With copies to:                   William Vincent Walker
                                         1177 West Loop South
                                         Suite 560
                                           Houston, Texas 77027

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

         Section 7.04 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

         Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.08 Third Party Beneficiaries. This contract is strictly between Panther and New Century, and, except as specifically provided, no director, officer, stockholder (other than the New Century Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.09 Expenses. Subject to Sections 3.05 and 7.04 above, whether or not the Exchange is consummated, each of Panther and New Century will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST:                                         Panther Com Enterprises, Inc.

/s/                                             By: /s/ Manuel Sanchez
------------------------------------                ----------------------------

Secretary or Assistant Secretary                    Manuel Sanchez, President


ATTEST:                                         New Century Capital & Consulting
Corp.

/s/                                             By: /s/ Mark Colacurcio
------------------------------------                ----------------------------

Secretary or Assistant Secretary                    Mark Colacurcio, President